Exhibit 10.1

Execution Version

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 8, 2023 by Goal Acquisitions Sponsor LLC, a Delaware limited liability company (“Sponsor”) and each of the persons set forth on Schedule A hereto (together with the Sponsor, the “Goal Stockholders” and each a “Goal Stockholder”) and is hereby acknowledged by Goal Acquisitions Corp., a Delaware corporation, and Goal Acquisitions Nevada Corp., a Nevada corporation (together, “Goal”), and IODA S.A., in its capacity as the DV Shareholders Representative (as defined in the Amended and Restated Business Combination Agreement (as defined below)).

WHEREAS, Goal, the DV Shareholders Representative, Digital Virgo Group, a French corporation (société par actions simplifiée) whose registered office is at 88 rue Paul Bert, 69003 Lyon, France, and registered with the registry of commerce and companies under number 914 138 615 R.C.S. Lyon (the “Company”), and all shareholders of the Company (the “DV Shareholders”) entered into a Business Combination Agreement dated as of November 17, 2022 (the “Original Business Combination Agreement”);

WHEREAS, the Original Business Combination Agreement was amended and restated pursuant to that certain Amended and Restated Business Combination Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Business Combination Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Business Combination Agreement), by and among the Company, Goal, the DV Shareholders, the DV Shareholders Representative and certain other parties thereto;

WHEREAS, Sponsor, the Goal Stockholders, Goal and the DV Shareholders Representative entered into that certain Sponsor Support Agreement, dated as of November 17, 2022 (the “Original Sponsor Support Agreement”);

WHEREAS, in connection with the execution of this Agreement, the Goal Stockholders, Goal and the DV Shareholders Representative desire to amend and restate the Original Sponsor Support Agreement in its entirety and replace it with this Agreement;

WHEREAS, each Goal Stockholder is, as of the date of this Agreement, the beneficial and the sole legal owner of a number of shares of common stock of Goal, par value $0.0001 per share, set forth opposite such Goal Stockholder’s name on Schedule A attached hereto (the “Goal Shares”, and together with any other Goal Shares acquired by such Goal Stockholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”);

WHEREAS, Sponsor is, as of the date of this Agreement, the beneficial and the sole legal owner of warrants to purchase a number of Goal Shares at a price of $11.50 per share, as set forth on Schedule A attached hereto (the “Goal Warrants”); and

WHEREAS, as a condition to their willingness to enter into the Amended and Restated Business Combination Agreement, Goal and the DV Shareholders Representative have requested that the Goal Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree to amend and restate the Original Sponsor Support Agreement in its entirety as follows:

ARTICLE I
Representations and Warranties

Sponsor and each other Goal Stockholder hereby represents and warrants, solely as to itself, himself or herself, severally and not jointly, to Goal and the DV Shareholders Representative:

1.1. Incorporation and Power.

(a) With respect to Sponsor only, Sponsor (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted, and (ii) is not in breach of Sponsor’s Organizational Documents.

(b) With respect to each Goal Stockholder other than the Sponsor that is a legal entity, (i) such Goal Stockholder is a duly organized legal entity, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted, and (ii) is not in breach of such Goal Stockholder’s Organizational Documents.

1.2. Authorization; No Breach; Valid and Binding Agreement.

(a) With respect to Sponsor only, (i) Sponsor has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement by Sponsor, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite limited liability company action on the part of Sponsor; and (iii) no other corporate actions or proceedings on the part of Sponsor are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b) With respect to each Goal Stockholder other than the Sponsor, (i) if such Goal Stockholder is a natural person, such Goal Stockholder has full legal capacity, right and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if such Goal Stockholder is a legal entity, such Goal Stockholder (A) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (B) the execution, delivery and performance of this Agreement by such Goal Stockholder, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of such Goal Stockholder; and (C) no other corporate actions or proceedings on the part of such Goal Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

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(c) The execution, delivery and performance of this Agreement by each Goal Stockholder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of such Goal Stockholder under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of Sponsor’s Organizational Documents (with respect to Sponsor only), (ii) any Contract or Permit to which such Goal Stockholder or its, his or her properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which such Goal Stockholder is subject or its or their respective properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 1.2(c), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, prevent, materially impair or materially delay such Goal Stockholder from consummating the transaction contemplated hereby.

(d) This Agreement has been duly executed and delivered by each Goal Stockholder and constitutes a valid and binding legal obligation of such Goal Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable Laws.

1.3. Subject Shares. Each Goal Stockholder is the beneficial and sole legal owner of the Goal Shares and, if applicable, the Goal Warrants held by such Goal Stockholder and all such Goal Shares and, if applicable, the Goal Warrants are owned by such Goal Stockholder free and clear of all Liens, other than Liens pursuant to this Agreement or applicable federal or state securities Laws. Such Goal Stockholder does not legally own any shares or other equity securities or securities convertible, exercisable or exchangeable into equity securities of Goal other than (i) the Goal Shares and, if applicable, the Goal Warrants held by it and (ii) with respect to Sponsor only, the Sponsor Expense Advancement Agreement. Such Goal Stockholder has the sole right to vote the Goal Shares held by it, and none of the Goal Shares held by it is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Goal Shares, except as contemplated by this Agreement, the Amended and Restated Business Combination Agreement or any Ancillary Agreement.

1.4. Orders. There is no Governmental Order pending or, to the knowledge of such Goal Stockholder, threatened or contemplated, by or against such Goal Stockholder, that seeks to delay, limit or prevent the performance by such Goal Stockholder of its obligations under this Agreement.

1.5. Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Amended and Restated Business Combination Agreement based upon arrangements made by such Goal Stockholder for which Goal or any of its Affiliates may become liable.

1.6. Affiliate Arrangements. With respect to Sponsor only, neither Sponsor nor any of its Affiliates is party to, or has any rights with respect to or arising from, any Contract with Goal, other than as contemplated by the Amended and Restated Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions or as set forth in the Goal SEC Documents.

1.7. Acknowledgement. Such Goal Stockholder expressly understands and acknowledges that each of Goal, the DV Shareholders and the DV Shareholders Representative is entering into the Amended and Restated Business Combination Agreement and Ancillary Agreements in reliance upon such Goal Stockholder’s execution and delivery of this Agreement.

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ARTICLE II
Support Agreement; Certain Other Covenants of the Goal Stockholders

2.1. Binding Effect of Amended and Restated Business Combination Agreement. Sponsor hereby acknowledges that it has read the Amended and Restated Business Combination Agreement and Sponsor has had a reasonable opportunity to consult with its tax and legal advisors. Sponsor shall be bound by, and comply with, the obligations of Goal pursuant to Section 6.04 (Public Announcements) and Section 6.15(a) (Acquisition Proposals and Alternative Transactions) of the Amended and Restated Business Combination Agreement (and any relevant definitions contained in such Sections), and Sponsor shall be bound by, and comply with, its obligations pursuant to Section 2.11 (Initial Shareholders Earnout) of the Amended and Restated Business Combination Agreement (and any relevant definitions contained in such Sections), in each case, as if Sponsor was an original signatory to the Amended and Restated Business Combination Agreement with respect to such provisions.

2.2. Agreement to Vote.

(a) In Favor of the Transactions. At any meeting of Goal (or at any adjournment thereof) or in connection with any shareholder written resolution of Goal, or in any other circumstances upon which a vote, consent, resolution or other approval with respect to the Amended and Restated Business Combination Agreement, the Ancillary Agreements, or any Transaction is sought, each Goal Stockholder shall, (i) if a meeting is held, appear at such meeting or otherwise cause its Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including, but not limited to, by class vote and/or shareholder written consent or written resolution, if applicable) its Subject Shares in favor of granting the Goal Shareholder Approval or, if there are insufficient votes in favor of granting the Goal Shareholder Approval, in favor of the adjournment of such general meeting of Goal to a later date.

(b) Against Other Transactions. At any meeting of Goal (or at any adjournment thereof) or in connection with any shareholder written resolution of Goal, or in any other circumstances upon which a Goal Stockholder’s vote, consent, resolution or other approval is sought, each Goal Stockholder shall vote (or cause to be voted) its Subject Shares (including, but not limited to, by withholding class vote and/or written consent or written resolution, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Amended and Restated Business Combination Agreement, Ancillary Agreements and the Transactions), acquisition, scheme, arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of, or by, Goal (including, but not limited to, any public offering of any shares of Goal), any of its Subsidiaries, or a newly-formed holding company of Goal or such Subsidiaries, other than in connection with the Transactions in accordance with the terms of the Amended and Restated Business Combination Agreement, (ii) any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time, relating to a Business Combination for Goal other than the Transactions, (iii) any change in the business, management, control or board of directors of Goal (other than in connection with the Transactions and the Goal Shareholder Proposals), (iv) any amendment of the Organizational Documents of Goal or other proposal or transaction involving Goal or any of its Subsidiaries (other than any amendment to the Organizational Documents of Goal contemplated in, or permitted by, the Amended and Restated Business Combination Agreement), and (v) any other action, proposal, plan, scheme, arrangement or agreement that would be reasonably likely to (A) prevent, impede, interfere with, delay, postpone, obstruct or attempt to discourage, adversely affect, impair, frustrate the purposes of, result in a breach by Goal of, prevent or nullify, any provision of the Amended and Restated Business Combination Agreement or any Ancillary Agreement or the Transactions, (B) change in any manner the voting rights of any class of Goal’s capital stock (other than any amendment to the Organizational Documents of Goal contemplated in, or permitted by, the Amended and Restated Business Combination Agreement), (C) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Goal under the Amended and Restated Business Combination Agreement or any Ancillary Agreement, (D) result in any of the conditions set forth in Article VI of the Amended and Restated Business Combination Agreement not being fulfilled or (E) change in any manner the dividend policy or capitalization of, or any class of capital stock of, Goal (other than any amendment to the Organizational Documents of Goal contemplated in, or permitted by, the Amended and Restated Business Combination Agreement).

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(c) Revoke Other Proxies. Each Goal Stockholder represents and covenants that any proxies or agreements heretofore given in respect of its Subject Shares that may still be in effect are not irrevocable, and any such proxies or agreements have been or are hereby revoked.

2.3. Insider Letter Agreement. No Goal Stockholder shall modify or amend the Insider Letter Agreement, other than as contemplated by the Amended and Restated Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions.

2.4. Goal Contracts. No Goal Stockholder shall enter into, renew or amend any Contract (or transaction) between or among a Goal Stockholder or any Affiliate of a Goal Stockholder (other than Goal or any of its Subsidiaries), on the one hand, and Goal or any of Goal’s Subsidiaries, on the other hand, other than as contemplated by the Amended and Restated Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions or Working Capital Loans.

2.5. No Transfer. Other than (x) pursuant to this Agreement, the Amended and Restated Business Combination Agreement, including in connection with the Goal Merger, or the Ancillary Documents, (y) upon the consent of the DV Shareholders Representative or (z) to an Affiliate of a Goal Stockholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Goal, agreeing to be bound by this Agreement to the same extent as such Goal Stockholder was with respect to its transferred Subject Shares or Goal Warrants, as applicable), from the date of this Agreement until the date of termination of this Agreement, each Goal Stockholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, mortgage, loan, grant any option or derivative, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Shares or Goal Warrants, as applicable, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Goal Warrants, as applicable, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including, but not limited to, pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, (iii) take any action that would make any representation or warranty of such Goal Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Goal Stockholder from performing its obligations hereunder, (iv) commit or agree to take any of the foregoing actions, (v) take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or (vi) would have the effect of preventing or delaying such Goal Stockholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void ab initio. Each Goal Stockholder agrees with, and covenants to, Goal and the DV Shareholders Representative that such Goal Stockholder shall not request that Goal register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares or Goal Warrants, as applicable.

2.6. No Solicitation. During the Interim Period, each Goal Stockholder agrees not to, directly or indirectly, (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Goal Acquisition Proposal; (b) furnish or disclose any non-public information to any Person in connection with or that could reasonably be expected to lead to a Goal Acquisition Proposal; (c) enter into any agreement, arrangement or understanding regarding a Goal Acquisition Proposal or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Notwithstanding anything contained herein to the contrary, (i) no Goal Stockholder shall be responsible for the actions of Goal or its board of directors (or any committee thereof), or any of Goal’s officers, employees, or professional advisors (the “Goal Related Parties”), including with respect to any of the matters contemplated by this Section 2.6, (ii) no Goal Stockholder makes any representations or warranties with respect to the action of any of the Goal Related Parties and (iii) any breach by Goal of its obligations under the Amended and Restated Business Combination Agreement shall not be considered a breach of this Section 2.6 (for the avoidance of doubt, it being understood that each Goal Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Goal Related Party) of this Section 2.6.

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2.7. No Redemption. Each Goal Stockholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Goal Stockholder shall not elect to have any Subject Shares redeemed and shall also not directly or indirectly submit or surrender any of its Subject Shares for redemption in connection with the Transactions or otherwise.

2.8. New Shares. In the event that prior to the Closing (i) any Goal Shares, Goal Warrants or other securities are issued or otherwise distributed to each Goal Stockholder pursuant to any stock dividend or distribution, or any change in any of the Goal Shares, Goal Warrants or other capital stock of Goal by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) such Goal Stockholder acquires legal or beneficial ownership of any Goal Shares or Goal Warrants after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) such Goal Stockholder acquires the right to vote or share in the voting of any Goal Shares after the date of this Agreement (collectively, the “New Securities”), then the following shall apply: the terms “Subject Shares” and “Goal Warrants”, as applicable, shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into) and be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares or Goal Warrants owned by such Goal Stockholder as of the date hereof.

2.9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (i) no Goal Stockholder makes any agreement or understanding herein in any capacity other than in its capacity as an actual or prospective record holder and beneficial owner of the Subject Shares, and (ii) nothing herein will be construed to limit or affect any action or inaction by any Goal Stockholder or any representative of such Goal Stockholder serving as a member of the board of directors (or other similar governing body) of Goal or as an officer, employee or fiduciary of Goal, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Goal.

2.10. Termination. This Agreement shall terminate upon the earliest of (i) the Closing and (ii) the termination of the Amended and Restated Business Combination Agreement in accordance with its terms and conditions; provided, however, that upon such termination, Section 2.9, this Section 2.10 and Article III shall survive indefinitely.

2.11. Additional Matters. Each Goal Stockholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Goal or the DV Shareholders Representative may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Amended and Restated Business Combination Agreement and any other Ancillary Agreement, including the Amended and Restated Investor Rights Agreement, (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Goal, under applicable Law or otherwise) which would impede, disrupt, limit, restrict, obstruct, prevent or otherwise adversely affect the consummation of the Transactions, and (iii) use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonable necessary to consummate the Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Transactions set forth under the Amended and Restated Business Combination Agreement.

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ARTICLE III
General Provisions

3.1. Notice. All notices, demands and other communications hereunder shall be in writing and be given to the Goal Stockholders addressed as follows:

c/o Goal Acquisitions Sponsor LLC
12600 Hill Country Blvd, Building R, Suite 275
Bee Cave, Texas 78738
Attn: Alex Greystoke
E-mail: alexhsc2@gmail.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067
Attention:Will Chuchawat
Email: WChuchawat@proskauer.com

(or at such other address for a party as shall be specified by like notice). The notice shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) two (2) Business Days after deposit for next-day delivery with a nationally or internationally recognized courier or overnight service such as Federal Express or DHL (or upon any earlier receipt confirmed in writing by such service), (c) seven (7) Business Days after mailing via U.S. certified or registered mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email.

3.2. Remedies; Specific Performance. The parties hereto acknowledge that money damages may not be an adequate remedy at law if any party fails to perform any of its obligations hereunder. Accordingly, the parties agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any breach or threatened breach and to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond. No remedy under this Agreement shall be exclusive of any other remedy, and all available remedies shall be cumulative.

3.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to its choice of law rules).

3.4. Consent to Jurisdiction; Waiver of Jury Trial. Any dispute, controversy, difference, or claim based on, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by Section 10.03 of the Amended and Restated Business Combination Agreement, which is hereby incorporated by reference.

3.5. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (including by operation of law) without the prior written consent of all of the parties hereto. Any attempted assignment of rights or obligations in violation of this Section 3.5 shall be null and void ab initio.

3.6. Amendment; Waiver. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Goal Stockholders, Goal and the DV Shareholders Representative. No waiver of any provision or default under, nor consent to any exception to, the terms and conditions of this Agreement shall be effective unless in writing and signed by the party to be so bound, and then only to the extent and for the specific purpose in the instance so provided.

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3.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.8. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party hereto. This Agreement shall be deemed jointly drafted by each of the parties. Each party has availed, or had the opportunity to avail, the advice and assistance of independent legal counsel.

3.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.10. Entire Agreement. This Agreement and the agreements referenced herein (including, but not limited to, the Amended and Restated Business Combination Agreement and Ancillary Agreements) constitute the entire agreement and complete understanding of the parties hereto in respect of the subject matter hereof and supersede any and all prior understandings, agreements or representations (whether oral, written, implied or otherwise) by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.11. No Third Party Beneficiaries. The provisions of this Agreement are intended solely for the benefit of the parties and shall create no rights or obligations enforceable by any other third party (including, but not limited to, employees, contractors or representatives of a party).

3.12. Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement; and

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

[Signature pages follow]

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IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

GOAL ACQUISITIONS SPONSOR LLC

By:	/s/ Alex Greystoke
Name:	Alex Greystoke
Title:	President

[Signature Page to Amended and Restated Sponsor Support Agreement]

By:	/s/ Harvey Schiller
Name:	Harvey Schiller

By:	/s/ William Duffy
Name:	William Duffy

By:	/s/ David Falk
Name:	David Falk

By:	/s/ Donna Orender
Name:	Donna Orender

By:	/s/ Kenneth Shropshire
Name:	Kenneth Shropshire

By:	/s/ Jon Miller
Name:	Jon Miller

By:	/s/ Alex Greystoke
Name:	Alex Greystoke

By:	/s/ Raghu Kilambi
Name:	Raghu Kilambi

By:	/s/ Amber Allen
Name:	Amber Allen

By:	/s/ Bart Oates
Name:	Bart Oates

By:	/s/ Danielle Cantor Jeweler
Name:	Danielle Cantor Jeweler

By:	/s/ Garret Klugh
Name:	Garret Klugh

By:	/s/ Doug Perlman
Name:	Doug Perlman

By:	/s/ Marc Wade
Name:	Marc Wade

By:	/s/ Martin Gruschka
Name:	Martin Gruschka

[Signature Page to Amended and Restated Sponsor Support Agreement]

ACKNOWLEDGED:

GOAL ACQUISITIONS CORP.

By:	/s/ Harvey Schiller
Name:	Harvey Schiller
Title:	CEO

GOAL ACQUISITIONS NEVADA CORP.

By:	/s/ Harvey Schiller
Name:	Harvey Schiller
Title:	CEO

IODA S.A.

By:	/s/ Eric Peyre
Name:	Eric Peyre
Title:	Director

By:	/s/Emmanuel Lebeau
Name:	Emmanuel Lebeau
Title:	Director

[Signature Page to Amended and Restated Sponsor Support Agreement]

SCHEDULE A

Name	Shares of Goal	Goal Warrants to Purchase Shares of Goal
Goal Acquisitions Sponsor LLC	4,114,750 667,500 (as part of the Sponsor Units)	667,500 (as part of the Sponsor Units)
Harvey Schiller	560,000	N/A
William Duffy	250,000	N/A
David Falk	150,000	N/A
Donna Orender	50,000	N/A
Kenneth Shropshire	75,000	N/A
Jon Miller	Confidential	Confidential
Alex Greystoke	Confidential	Confidential
Raghu Kilambi	Confidential	Confidential
Amber Allen	Confidential	Confidential
Bart Oates	Confidential	Confidential
Danielle Cantor Jeweler	Confidential	Confidential
Garret Klugh	Confidential	Confidential
Doug Perlman	Confidential	Confidential
Marc Wade	Confidential	Confidential
Martin Gruschka	Confidential	Confidential